Exhibit 8

SIGNIFICANT SUBSIDIARIES, ASSOCIATES, JOINT VENTURES AND BUSINESS UNITS

RELX PLC and RELX NV conduct their business through a jointly owned company, RELX Group plc. Refer to Item 4: Information on the Group for further background.

The following table shows the significant subsidiaries, associates, joint ventures and business units of RELX Group plc by reference to business segment and geographical location. All businesses are 100% owned unless otherwise stated.

Business	Geographical location
RELX Group plc	United Kingdom

Holding companies

RELX (UK) Limited (1)	United Kingdom

RELX (Holdings) Limited (6)	United Kingdom

RELX (Investments) plc	United Kingdom

Reed Elsevier Holdings B.V.	The Netherlands

Reed Elsevier Overseas B.V.	The Netherlands

RELX Nederland B.V.	The Netherlands

RELX US Holdings Inc.	USA

RELX Inc. (1)	USA

RELX Capital Inc.	USA

Elsevier STM Inc.	USA

Reed Elsevier Properties Inc.	USA

Scientific, Technical & Medical

Elsevier Limited	United Kingdom

Elsevier B.V.	The Netherlands

AGRM Solutions CV	The Netherlands

Elsevier Inc.	USA

Gold Standard Inc.	USA

Elsevier Masson SAS	France

Legal

LexisNexis (3)	United Kingdom

LexisNexis (4)	USA

Matthew Bender and Company, Inc.	USA

LexisNexis SA	France

LexisNexis Australia (5)	Australia

LexisNexis Canada Inc.	Canada

Exhibitions

Reed Exhibitions Limited	United Kingdom

Reed Exhibitions (4)	USA

Reed Expositions France SAS	France

Reed Midem SAS	France

Reed Exhibitions Alcantara Machado Ltda	Brazil

Reed Exhibitions Japan KK	Japan

Risk & Business Analytics

Reed Business Information Limited	United Kingdom

Reed Business B.V.	The Netherlands

Reed Business Information US (4)	USA

LexisNexis Risk Solutions FL Inc.	USA

LexisNexis Risk Assets Inc.	USA

LexisNexis Risk Data Management Inc.	USA

Business	Geographical location
RELX Swiss Holdings SA	Switzerland

Elsevier Finance SA	Switzerland

RELX Intellectual Properties SA	Switzerland

Elsevier Risks SA	Switzerland

(1)	Holding company, but also trades through one or more operating divisions
(2)	Division of Elsevier Inc.
(3)	Division of RELX (UK) Limited
(4)	Division of RELX Inc.
(5)	Division of Reed International Books Australia Pty Ltd
(6)	Direct subsidiary undertaking of RELX Group plc